Table of Contents

United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒      Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ODYSSEY GROUP INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

___________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ODYSSEY GROUP INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Odyssey Group International, Inc.:

The annual meeting of stockholders of Odyssey Group International, Inc. will be held at the law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 on _______________________, at ______ Eastern Daylight Time for the following purposes:

1.	To elect five members of our board of directors to serve until our next annual meeting or their successors are otherwise duly elected and qualified;
2.	Approve, on an advisory basis, the Company's executive compensation;
3.	Approve, on an advisory basis, the frequency of the vote on executive compensation;
4.	Approve the Amended and Restated 2021 Omnibus Stock Incentive Plan;
5.	Approve an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-thirty, with the exact ratio to be set within this range by our Board of Directors in its sole discretion, at any time prior to January 31, 2022, the implementation and timing of which shall be subject to the discretion of our Board of Directors;
6.	Approve an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from “Odyssey Group International, Inc.” to “Odyssey Health, Inc.”;
7.	Ratify the appointment of Turner, Stone & Co. LLP as our independent registered public accounting firm for the year ending July 31, 2021; and
8.	To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on __________________, the record date, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to participate in the annual meeting. Whether or not you plan to participate in the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

/s/ Joseph Michael Redmond
Joseph Michael Redmond President and Chief Executive Officer

Irvine, California

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting and a 2020 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to Stockholders are available at http://www.odysseygi.com. In accordance with the SEC rules, the materials on the website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

2021 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	5

INFORMATION CONCERNING THE BOARD OF DIRECTORS	7

AUDIT COMMITTEE REPORT TO STOCKHOLDERS	12

DIRECTOR COMPENSATION	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	16
SUMMARY COMPENSATION TABLE	16
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	16
CONTRACTUAL ARRANGEMENTS	17

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	20

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES	21

PROPOSAL NO. 4: TO APPROVE THE AMENDED AND RESTATED 2021 OMNIBUS STOCK INCENTIVE PLAN	22

PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS	28

PROPOSAL NO. 6: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE ITS NAME TO ODYSSEY HEALTH, INC.	35

PROPOSAL NO. 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021	36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37

CODE OF ETHICS	37

ANTI-HEDGING POLICY	37

HOUSEHOLDING	37

OTHER MATTERS	38

APPENDIX A: ODYSSEY GROUP INTERNATIONAL, INC. AMENDED AND RESTATED 2021 OMNIBUS STOCK INCENTIVE PLAN	A-1

APPENDIX B: SAMPLE PROXY CARD	B-1

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Odyssey Group International, Inc.

2372 Morse Avenue

Irvine, CA 92614

PROXY STATEMENT

General Information

Our Board of Directors (the “Board”) is furnishing this Proxy Statement and the accompanying Annual Report to Stockholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our 2021 annual meeting of stockholders (the “Annual Meeting”) or any adjournment thereof. The Annual Meeting will be held at the law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 on _____________________, at _______ Eastern Daylight Time.

Our Board has designated the persons named on the enclosed proxy card, J. Michael Redmond and Christine M. Farrell, to serve as proxy in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about _______________ to our stockholders of record as of __________________.

How Do I Vote?

If you are a stockholder of record, there are several ways to vote:

•	by participating in the Annual Meeting in person;

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by following the instructions on your proxy card for voting either online or by phone.

Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” (and you are a “street name stockholder”), you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  As discussed below, if you are a street name stockholder, you may not vote your shares live during the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee

Can I attend the Annual Meeting in person?

You may attend the meeting in person. The meeting will be held at law offices of Brinen & Associates, LLC, 90 Broad Street, Tenth Floor, New York, New York 10004 at _________ Eastern Daylight Time on ________________.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke any proxy you execute at any time prior to its use at the Annual Meeting by:

•	delivering written notice of revocation to our Corporate Secretary at the address provided on above; or

•	delivering an executed proxy bearing a later date to our Corporate Secretary at the address provided on above.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

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Record Date

Our Board has fixed the close of business on ____________ as the record date for determining which of our stockholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Stockholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

Votes Required to Approve Each Proposal

If a quorum is present at the Annual Meeting:

(i)	the five (5) nominees for the election of directors who receive the greatest number of votes cast by the shares present and voting in person or by proxy will be elected as directors;

(ii)	the non-binding, advisory vote to approve the compensation of the named executive officers will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter;

(iii)	the non-binding, advisory vote to set the frequency of the vote on executive compensation will be approved by the frequency receiving the highest number of votes from the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be considered the frequency preferred by the stockholders, even if that alternative does not receive the support of a majority of the shares present and entitled to vote;

(iv)	the proposal regarding the Amended and Restated 2021 Omnibus Stock Incentive Plan will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter;

(v)	the proposal to approve the grant to the Board of Directors the discretionary authority to effect a reverse stock split to the company's common stock will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter;

(vi)	the approval of an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from “Odyssey Group International, Inc.” to “Odyssey Health, Inc.” will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter; and

(vii)	the ratification of the selection of the independent registered public accounting firm will be approved if the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter.

Counting of Votes; Abstentions

You may vote “FOR” or “WITHHOLD” authority to vote for the nominees for election as directors. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominees for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for the nominees for election as directors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted as a vote cast on the proposal and will have no effect in determining whether a nominee is elected.

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You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the proposals regarding the advisory vote on named executive officer compensation; the approval of the Amended and Restated 2021 Omnibus Stock Incentive Plan; the approval of the grant to the Board the discretionary authority to effect a reverse stock split to the company's common stock; the approval of an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from “Odyssey Group International, Inc.” to “Odyssey Health, Inc.”; and the ratification of the selection of the independent registered public accounting firm. If you choose “ABSTAIN” from voting on a proposal, your shares represented will be counted as present for the purpose of determining a quorum. Abstentions are at the meeting and entitled to vote, so an abstention has the same effect as a vote against.

The frequency on pay receiving the highest number of votes from the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be considered the frequency preferred by the stockholders, even if that alternative does not receive the support of a majority of the shares present and entitled to vote. Abstentions will have no effect on this proposal.

Broker Discretionary Voting

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice of Annual Meeting was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the grant to the Board the discretionary authority to effect a reverse stock split to the company's common stock, the advisory vote to approve named executive officer compensation and the proposal regarding the Amended and Restated 2021 Omnibus Stock Incentive Plan), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted as entitled to vote for a proposal and will have no effect on the outcome of any proposal. Therefore, it is important that you provide specific voting instructions to your broker, bank or other nominee.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, but the proxy card is properly executed, the shares will be voted in accordance with the Board’s recommendations: FOR the election of the director nominees described below; FOR the approval of the named executive officer compensation; FOR the approval of a one-year advisory vote on frequency on pay; FOR the approval of the Amended and Restated 2021 Omnibus Stock Incentive Plan; FOR the approval of the grant to the Board the discretionary authority to effect a reverse stock split to the Company's common stock; FOR the approval of an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from “Odyssey Group International, Inc.” to “Odyssey Health, Inc.”; and FOR the ratification of Turner, Stone & Co. LLP as our independent registered public accounting firm for the year ending July 31, 2021.

If other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

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Cost of Proxy Solicitation

We will bear all costs associated with the solicitation of proxies in connection with the Annual Meeting. We do not plan to hire a proxy solicitor, but, to the extent we choose to use proxy solicitor services, we will pay the related fees and expenses.

Procedures for Stockholder Proposals and Nominations

To be timely for our 2022 annual meeting, a Stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day before the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that no annual meeting was held in the previous year or that the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the Stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day before such annual meeting and not later than the close of business on the later of the sixtieth (60th) day before such annual meeting or, in the event that public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days before the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

A Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter that such Stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by such Stockholder, (D) any material interest of such Stockholder in such business and (E) any other information that is required to be provided by such Stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent of a Stockholder proposal

Where can I find the results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K after they become available.

Where You Can Find More Information

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.odysseygi.com /investors, our proxy statements filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

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PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of no more than thirteen directors, provided, however that the number may be otherwise set by resolution of our Board. The Board has fixed the authorized number of our directors at five.

At this Annual Meeting, our stockholders will elect five directors to serve until our 2022 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than five nominees.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

Information regarding our director nominees as of the record date of this Proxy Statement is set forth below:

Name	Age	Position with Odyssey	Director Since
Joseph Michael Redmond	60	Chief Executive Officer, President and Chairman of the Board	2017
Jerome H. Casey	62	Director	2019
Jeffrey Conroy	54	Director	2019
John P. Gandolfo	60	Director	2019
Ricky W. Richardson	59	Director	2021

Joseph Michael Redmond has served as our Chief Executive Officer, President and Chairman of the Board since 2017. Mr. Redmond has over 30 years commercial experience in medical device companies. Prior to joining Odyssey, Mr. Redmond served as CEO of Parallax Health Sciences, Inc., a healthcare related company, from 2010 to 2017 where he acquired two businesses and three different patented technologies. Prior to this, Mr. Redmond was V.P. of Business Development for DxTech, Inc., a start-up company developing a unique point of care diagnostic testing platform, from 2007 to 2009 when the company was sold. Prior to this, Mr. Redmond served as the V.P. of Sales and Marketing for Bioject Medical Technologies, Inc. (“Bioject”), a medical device company specializing in unique drug delivery technologies, from 1996 to 2007. While at Bioject, Mr. Redmond helped raise over $15 million in capital, entered into several licensing and distribution deals with major biotech and pharmaceutical companies and grew the market cap of the company from under $10 million to over $400 million. Prior to this, Mr. Redmond held various sales and marketing positions at Abbott Laboratories a multi-billion dollar healthcare company and helped start KMC Systems Inc., now a leading private label developer and manufacturer of medical devices and instrumentation. Mr. Redmond was in charge of Sales and Marketing and grew the company from start-up to over $50 million in revenue. Mr. Redmond has a B.A. degree from Denison University.

Jerome H. Casey has been a Director since September 2019. Mr. Casey has been a leader in the life science industry for over 30 years. Mr. Casey served as a senior executive at Genzyme Corporation, a biotechnology company, from 1989 to 2011. Mr. Casey was the driver behind Genzyme’s commercial success in the diagnostics arena, building a $175 million business which Genzyme sold to Japan-based Sekisui Chemical in 2011. Mr. Casey then became the President and COO of the new entity, Sekisui Diagnostics, LLC, until the end of 2014. While President and COO, Mr. Casey established the strategic direction for the company; led the global organization, including the commercial, operations, research and development, finance, human resources, and legal functions; and achieved the annual and long-term financial objectives of the business. Since 2015, Mr. Casey has been actively involved in several life sciences ventures, both as an advisor and an investor, while serving on multiple Boards. Mr. Casey holds an M.B.A. degree in Finance and a B.A. degree in Political Science from the University of Connecticut.

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Jeffrey Conroy has been a Director since August 2019. Mr. Conroy is an operating and business development executive with over 30 years in the life science industry across therapeutics and medical devices. Mr. Conroy has served as the Chairman and CEO of Embody, a DARPA-funded medical device company developing regenerative implants for tendon and ligament repair, from July 2015 to present. From 2012 to 2019, he served as the Head of Corporate Development for Especificos Stendhal S.A. de C.V., a Latin American specialty pharmaceutical company. Mr. Conroy is also currently the Managing Director of Windward Investments, where he structures licensing partnerships for life science companies. Mr. Conroy is an independent director of Cingulate Therapeutics, a CNS company developing ADHD therapeutics. Mr. Conroy holds a B.S. degree in Business Administration from Providence College.

John P. Gandolfo has been a Director since October 2019. Mr. Gandolfo has approximately 33 years of experience as a Chief Financial Officer (“CFO”) of multiple rapidly growing private and publicly held companies with a primary focus in the life sciences, healthcare and medical device areas. Mr. Gandolfo has had direct responsibility over capital raising, including five public offerings, financial management, mergers and acquisition transactions and SEC reporting throughout his professional career. Mr. Gandolfo serves as CFO of Eyenovia, Inc., a late-stage ophthalmic biopharmaceutical company, from January 2018 to present. Prior to this, Mr. Gandolfo was CFO of Xtant Medical Holdings, Inc., a biologics company, from July 2010 through September 2017. Prior to this, he served as the CFO for Progenitor Cell Therapy LLC from January 2009 to June 2010 and, before that, as CFO of Power Medical Interventions, Inc. from January 2007 to January 2009. Mr. Gandolfo was the CFO of Bioject Medical Technologies, Inc. prior to this. He was also the CFO of Capital Access Network, Inc., from 2000 through September 2001, and Xceed, Inc. from 1999 to 2000. From 1994 to 1999, Mr. Gandolfo was CFO and COO of Impath, Inc. From 1987 through 1994, he was CFO of Medical Resources, Inc. Mr. Gandolfo received his B.A. degree in Business Administration from Rutgers University. Mr. Gandolfo is currently a member of the Board of Directors of Electrocore, Inc. and sits on their audit committee.

Ricky W. Richardson has been a Director since May 2021. Mr. Richardson has over 30 years of experience as a global operations and quality leader. He possesses strong operations and quality experience that includes change management, multi-plant operations, financial acumen, supply chain/vendor management, strategic business development, start-up planning and execution, new product introductions and lean deployment. From November 2020 to present, Mr. Richardson has served as the Vice President of Quality and Continuous Improvement for Advanced Drainage Systems, which is an industry leader in the design and manufacturing of products supporting water management solutions. From September 2011 to October 2020, Mr. Richardson held positions at Danaher Corporation, a multi-billion dollar global manufacturer of Diagnostic, Life Sciences, Product Identification, Water Quality and Environmental/Applied Solutions products and services. His most recent positions included Corporate Director of Danaher Business Systems “DBS” Integration Regulatory Affairs and Compliance and Corporate Director, of DBS Operations and Lean. From February 2008 to July 2011, Mr. Richardson was Director of Operations, Continuous Improvement for Stryker Orthopaedics, a multi-billion dollar global manufacturer of Orthopaedics. Prior to this, Mr. Richardson held various positions at Bioject Medical Technologies, Inc., Baxter Healthcare and Texas Instruments. From 1984 to 1987 he was a Lieutenant, Field Artillery, with the U.S. Army. He holds a B.S. degree in Engineering from the U.S. Military Academy, West Point, NY.

Director not standing for re-election

Dr. Jacob W. Vanlandingham was a Director from June 2019 until the date of this Annual Meeting and joined Odyssey March 2021 as the Vice President of Drug Development. Dr. Vanlandingham founded Prevacus, Inc., a development stage company focusing on new treatments for concussions, in 2013. He has served as its President since that time. Dr. Vanlandingham spent three years working with neurologically impaired children with brain injuries in and around the time of birth. His Ph.D. is in Neuroscience with a molecular biology focus on disease. His Post-doctoral work was in translational research and neurobehavioral aspects of diseases at Emory University. At Emory, he also oversaw the clinical biomarker study for the ProTECT clinical trial using progesterone for acute treatment of severe to moderate traumatic brain injury, as the Assistant Director of the Brain Research Laboratory, the largest laboratory in the Emergency Medicine Department. Dr. Vanlandingham has an excellent teaching record and has won multiple awards with both graduate and undergraduate students. He was a Year One Director of the Florida State University Medical School for eight years before devoting all of his time to Prevacus, Inc. starting in 2015. Dr. Vanlandingham holds a Ph.D. in Neuroscience from Florida State University, and a B.S. in Physical Therapy from Florida A & M University. He is a member of the Society for Neuroscience, American Society for Nutritional Sciences, National Neurotrauma Society, Faculty for Undergraduate Research in Neuroscience, and the International Association of Medical Science Educators.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of Odyssey.

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INFORMATION CONCERNING THE BOARD OF DIRECTORS

Corporate Governance

Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management and monitors their performance. Our Board reviews strategies, financial objectives and operating plans. It also plans for management succession of our CEO, as well as other senior management positions, and oversees our compliance efforts.

Under the rules of the national securities exchanges, a majority of a listed company’s board of directors must be comprised of independent directors, and each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent as well. Under the same rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such director has no material relationship with that company, either directly or as a partner, stockholder or officer of an organization that has a relationship with that company. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by the NASDAQ National Market, and the Securities and Exchange Commission.

Our Board has determined Messrs. Casey, Conroy, Gandolfo and Richardson are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Dr. Jacob W. Vanlandingham, is not an independent director.

In addition, we determined that the members of our audit committee satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered to be independent for purposes of Rule 10A-3, no member of the audit committee may, other than in his capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any of its subsidiaries or (2) be an affiliated person of the company or any of its subsidiaries.

Our Board met four times in fiscal 2020 and all of our directors attended at least 75% of the meetings of our Board and of the meetings held by the committee(s) on which they served. Currently, we do not have a policy requiring our Board members' attendance at the annual stockholders meeting.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are to be held by the same person, Mr. Redmond. Our By-laws state the chairman and CEO can be one in the same.

Transactions with Related Persons

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.

Our Board has determined that the Audit Committee is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any related person transaction shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of our Board approve the transaction, or the transaction involves compensation approved by the Compensation Committee.

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Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each committee is governed by a written charter. The full text of each committee charter is available on our website located at www.odysseygi.com/investor-relations or in print to any interested party who requests it. Requests should be sent to the Odyssey Group International, Inc. Corporate Secretary at the address provided on page 1 of this Proxy Statement.

The Audit Committee

The Audit Committee assists our Board in fulfilling its oversight responsibility for the (i) financial reporting process, (ii) the system of internal control over financial reporting, (iii) the audit process, and (iv) our process for monitoring compliance with laws and regulations and the code of conduct.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, shall have the authority and responsibility to:

•	select, evaluate and, where appropriate, replace our independent registered public accounting firm;

•	review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors;

•	review and discuss with management and our independent registered public accounting firm, prior to release to the general public and legal and regulatory agencies, our annual audited financial statements and quarterly financial statements, including disclosures contained in our Annual Report on Form 10-K under the section heading “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or public company exchange listing requirements;

•	consider the effectiveness of our internal control over annual and interim financial reporting, and understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses;

•	review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing;

•	review management's report on internal control over financial reporting and discuss with management and the independent registered public accounting firm any significant deficiencies or material weaknesses in the design or operation of our internal controls;

•	retain outside counsel, accountants or others to advise the committee or assist in the conduct of an investigation; and

•	seek any information it requires from employees or external parties and meet with company officers, external auditors or outside counsel, as necessary.

A copy of the full text of the Audit Committee Charter can be found on our website at www.odysseygi.com.

The Audit Committee is comprised of three independent directors: John P. Gandolfo (Chairman) and our financial expert; and Jerome H. Casey and Jeffrey Conroy. The Audit Committee was formed in October 2019 and met three times in fiscal 2020.

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The Compensation Committee

The Compensation Committee was established to support the Board in fulfilling its fiduciary responsibilities relating to compensation of our executive officers, the adoption of policies that govern our compensation and benefit programs, oversight of plans for executive officer development and succession and ensuring compliance with regulatory bodies where applicable. The Compensation Committee is responsible for overseeing the compensation of our employees, including equity-based plans, and employee benefit plans and practices, including the compensation and benefits of our executive officers. The Compensation Committee also administers our Amended and Restated 2021 Omnibus Stock Incentive Plan.

In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, shall:

•	assist the Board in establishing CEO annual goals and objectives and recommend the CEO’s annual compensation including salary, bonus, incentive and equity compensation, as applicable, to the other independent members of the Board for approval;

•	review the structure and competitiveness of our CEO’s compensation programs considering the following factors: (i) the attraction and retention of the CEO; (ii) the motivation of the CEO to achieve our business objectives; and (iii) the alignment of the interests of the CEO with the long-term interests of our stockholders;

•	oversee the evaluation of the performance of our other executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for executive management;

•	review the structure and competitiveness of our executive compensation programs considering the following factors: (i) the attraction and retention; (ii) the motivation of executive management to achieve our business objectives; and (iii) the alignment of the interests of executive management with the long-term interests of our stockholders; and

•	with respect to SEC reporting requirements, review and discuss with management our compensation discussion and analysis, and oversee the preparation of, and approve, the Compensation Committee's report on executive compensation to be included in our proxy statement.

The Compensation Committee currently has three members: Jeffrey Conroy (Chairman), John P. Gandolfo and Dr. Jacob W. Vanlandingham. Messrs. Conroy and Gandolfo are independent and Dr. Vanlandingham is not independent. The Compensation Committee was formed in October 2019 and did not meet in fiscal 2020.

Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the authority to approve the fees and other retention terms with respect to such advisors. From time to time the Compensation Committee may engage compensation consultants to advise it on certain matters.

A copy of the full text of the Compensation Committee Charter can be found on our website at www.odysseygi.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, the Compensation Committee was comprised of two independent directors: Jeffrey Conroy (Chairman) and John P. Gandolfo and Dr. Jacob W. Vanlandingham, a non-independent director. No officer of the Company is on the board or compensation committee of any other company where a member of the Odyssey Compensation Committee is an officer.

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The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was established to support the Board in fulfilling its fiduciary duties to appoint the best-qualified candidates for the Board, and CEO positions.

In fulfilling the duties outlined in its charter, the Corporate Governance and Nominating Committee, among other things, shall:

•	identify individuals qualified to become members of our Board and select director nominees to be presented for stockholder approval at our annual meeting of stockholders;

•	review nominations against the selection criteria established by this Committee and develop a slate of nominees that represents those criteria for board selection;

•	vet all candidates to ensure that they have the proper competencies, experience and willingness to fulfill their duties and responsibilities as board directors; and

•	ensure that the board composition reflects the necessary criteria that meets best practices for independence and diversity.

The Corporate Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Corporate Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614, Attn: Chairman of the Corporate Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Corporate Governance and Nominating Committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Corporate Governance and Nominating Committee considers a candidate's quality of experience, the needs and the range of talent and experience represented on our Board. In evaluating particular candidates, the Corporate Governance and Nominating Committee will review the nominee's qualifications to ensure that they have the proper competencies, experience and willingness to fulfill their duties and responsibilities as board directors. The Corporate Governance and Nominating Committee will also ensure that the board composition reflects the necessary criteria that meets best practices for independence and diversity.

The Corporate Governance and Nominating Committee currently has three members: Jerome H. Casey (Chairman) and Jeffrey Conroy and Dr. Jacob W. Vanlandingham. Messrs. Casey and Conroy are independent and Dr. Vanlandingham is not independent. The Corporate Governance and Nominating Committee was formed in October 2019 and did not meet in fiscal 2020.

A full copy of the Corporate Governance and Nominating Committee Charter can be found on our website at www.odysseygi.com.

Communications with Directors

All interested parties may send correspondence to our Corporate Secretary at the following address: Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614.

Your communications should indicate that you are a stockholder of Odyssey. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed (or, if no director is specified, to the Chairman), attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

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Board Leadership Structure

Our Board has a majority of independent directors; four out of our five director nominees are independent. All committees are currently composed by a majority of independent directors. After the election of directors, it will be composed of solely of independent directors.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board's role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight in connection with those efforts.

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AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Our Audit Committee has reviewed and discussed with our management and Turner, Stone & Company, LLP our audited consolidated financial statements and managements report on internal control over financial reporting for the year ended July 31, 2020. Our Audit Committee has also discussed with Turner, Stone & Company, LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our Audit Committee has received and reviewed the written disclosures and the letter from Turner, Stone & Company LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Turner, Stone & Company, LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended July 31, 2020 for filing with the U.S. SEC.

Respectfully Submitted,

John P. Gandolfo, Chairman

Jerome H. Casey

Jeffrey Conroy

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DIRECTOR COMPENSATION

At this time, members of our Board do not receive cash compensation for service on our Board, nor on any committee thereof. They receive restricted stock units upon becoming a director and each year thereafter. In addition, they may be reimbursed for certain expenses in connection with attendance at meetings of our Board and committees thereof.

Initial Equity Grant

Upon joining our Board, we have historically granted to each new director restricted stock units (“RSUs”) for 500,000 shares of our common stock. 200,000 shares vest upon becoming a Board member, 200,000 shares vest on the first anniversary and 100,000 shares vest on the second anniversary, subject to acceleration upon a corporate transaction, provided in each that the director is in the continuous service of the Company through the vesting event. The exception to this was the grant of one million shares of our common stock outright to Dr. Vanlandingham, who was appointed for a two year period upon the signing of the Prevacus, Inc. Asset Purchase agreement on June 25, 2019. Historically, Directors were appointed for a two-year period.

Board Service Equity Grant

Our Board recently approved equity grants for each non-employee member of the Board under the Amended and Restated 2021 Omnibus Stock Incentive Plan (to the extent approved by the Company’s stockholders) as of immediately following the Annual Meeting (other than Mr. Richardson who received an initial equity grant upon joining the Board in May 2021), that vest monthly over 12 months from the date of grant, subject to acceleration upon a corporate transaction or the director’s death, provided in each case that the director is in the continuous service of the Company through the vesting event. In the event that the Amended and Restated 2021 Omnibus Stock Incentive Plan is not approved at the Annual Meeting, these Director grants will be made outside of the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Generally, shares are delivered in respect of vested director equity grants upon the earlier of a director’s cessation of service or a corporate transaction.

Director Compensation Table

The following table shows information regarding the compensation earned or paid during fiscal 2020 to non-employee directors.

Name	Stock Awards ($)(1)(2)		Total ($)
Jerome H. Casey	875,000	(3)	875,000

Jeffrey Conroy	875,000	(4)	875,000

John P. Gandolfo	675,000	(5)	675,000

Jacob W. Vanlandingham	–		–

_______________________

(1)	The aggregate number of unvested restricted stock units as of fiscal year end 2020 for each director was as follows: Jerome H. Casey, 300,000, Jeffrey Conroy, 300,000, John P. Gandolfo, 300,000 and Jacob W. Vanlandingham, 0.
(2)	The amounts in this column reflect the grant date fair value of directors' stock awards for fiscal year 2020 computed in accordance with FASB ASC Topic 718. See Note 2, Summary of Significant Accounting Policies, in our Form 10-K for the fiscal year ended July 31, 2020, for the assumptions used in the valuations that appear in this column.
(3)	500,000 restricted stock units were granted upon becoming a Director on September 20, 2019.
(4)	500,000 restricted stock units were granted upon becoming a Director on August 28, 2019.
(5)	500,000 restricted stock units were granted upon becoming a Director on October 23, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. The following tables set forth certain information concerning the beneficial ownership of our common stock at July 23, 2021, by: (i) each person known by us to own beneficially more than 5% of our outstanding capital stock; (ii) each of the directors and named executive officers; and (iii) all current directors and executive officers as a group.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares Beneficially Owned*	Percentage of Class**
Prevacus, Inc. (1)	1400 Village Square Blvd Suite 3 #414 Tallahassee, FL 32312	8,000,000	9.8%
LBL Professional Consulting, Inc. (2)	26895 Aliso Creek Rd. B89 Aliso Viejo, CA92656	7,500,000	9.2%
Market Group International (3)	1 Technology Ste 515 Irvine, CA 92618	6,700,000	8.2%
Adwin LLC(4)	75-378 Nani Kailua Dr. Kailua Kona, HI 96740	5,000,000	6.1%
Eco Scientific, Inc.(5)	16 Technology Ste 205 Irvine, CA 92618	5,000,000	6.1%
Northern Gates	13295 S Sweet Caroline Dr, #B Rivertone, UT 84065	5,000,000	6.1%
Regal Growth LLC(6)	2309 Valleyfield Ave. Thousand Oaks, CA 91360	5,000,000	6.1%
Yellow Jade Investment, LLC	1500 Lynman Ave. Thousand Oaks, CA 91360	5,000,000	6.1%
Joseph Michael Redmond, President, CEO and Chairman(7)		10,750,000	12.2%
Jacob W. Vanlandingham, Director (1)		9,500,000	11.5%
Christine M. Farrell, Chief Financial Officer and Secretary (8)		550,000	***
Jerome H. Casey, Director (9)		500,000	***
Jeffrey Conroy, Director (9)		500,000	***
John P. Gandolfo, Director		400,000	***
Ricky W. Richardson, Director		200,000	***
Directors and Executive Officers as a Group (7 persons)		22,400,000	24.8%

_______________

* Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common stock subject to equity awards that are currently exercisable or exercisable or vest within 60 days of the date of July 23, 2021 are deemed to be outstanding and to be beneficially owned by the person or group holding such awards for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

** Percent of class is calculated on the basis of 81,891,168 shares outstanding on July 23, 2021, plus the number of shares the person has the right to acquire within 60 days of July 23, 2021.

(1)	Dr. Vanlandingham is the beneficial owner of Prevacus, Inc. which holds 8,000,000 shares of common stock. Includes 500,000 stock options vesting within 60 days.
(2)	Based on historic records of the Company, LBL Professional Consulting, Inc. is 100% beneficially owned and of record by Marla Nelson. Ms. Nelson has sole voting and investment power in the shares of Odyssey common stock.
(3)	Based on historic records of the Company, Market Group International is 100% beneficially owned and of record by Robert VanBoren. Mr. VanBoren has sole voting and investment power in the shares of Odyssey common stock.
(4)	Based on historic records of the Company, Adwin LLC is 100% beneficially owned and of record by Pablo Penaloza. Mr. Penaloza has sole voting and investment power in the shares of Odyssey common stock.
(5)	Based on historic records of the Company, Eco Scientific, Inc. is 100% beneficially owned and of record by Steve Miller, former CEO of the Company. Mr. Miller has sole voting and investment power in the shares of Odyssey common stock.
(6)	Based on historic records of the Company, Regal Growth LLC is 100% beneficially owned and of record by Grace Reininger. Ms. Reininger has sole voting and investment power in the shares of Odyssey common stock.
(7)	Includes 166,667 RSUs vesting within 60 days. Mr. Redmond has a right to receive 5,300,000 shares of common stock, which is included in the table above but is subject to a further agreement between Mr. Redmond and the Board of Directors.
(8)	Includes 55,556 RSUs vesting within 60 days.
(9)	Includes 100,000 RSUs vesting within 60 days.

*** Less than 5%.

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EXECUTIVE OFFICERS

The following table provides certain summary information concerning our executive officers.

Name	Age	Current Position(s) with Odyssey	Officer Since
Joseph Michael Redmond	60	Director, President and Chief Executive Officer	2017
Christine M. Farrell	61	Chief Financial Officer and Secretary	2019
Jacob W. Vanlandingham	47	Vice President of Drug Development	2021

Biographical information for Mr. Redmond and Dr. Vanlandingham are located above under the heading “Proposal No. 1: Election of Directors.”

Christine M. Farrell joined Odyssey April 2019 as a financial consultant serving as our Controller and Secretary and became Chief Financial Officer and Secretary in January 2021. From February 1997 to 2014, Ms. Farrell was Vice President of Finance for Bioject Medical Technologies Inc., a medical device company specializing in unique drug delivery technologies. Prior to joining Bioject, Ms. Farrell held accounting and financial management positions with Spar-Tek Industries, a manufacturer of high quality and cutting-edge technology for the plywood industry, and Action Machinery, a seller of new and used robotic machine tools and equipment. Ms. Farrell holds a B.A. degree in Accounting from the University of Washington and an M.B.A. from Willamette University in Salem, Oregon.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides certain summary information concerning the compensation of our Chief Executive Officer and Controller for fiscal years 2020 and 2019.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)		Total ($)

Joseph Michael Redmond	2020	$161,538	(1)	$–		$161,538
President, Chief Executive Officer and Chairman	2019	18,461		47,000		65,461

Christine M. Farrell (2)	2020	15,000		448,000	(3)	463,000
Chief Financial Officer and Secretary	2019	15,000		6,000		21,000

___________________

(1)	As of May 26, 2021, Mr. Redmond had accrued salary of $161,538. All accrued salary will be paid either in cash or stock, at a future date.
(2)	Prior to becoming our Chief Financial Officer on January 1, 2021, Ms. Farrell served as our Controller on a consultant basis.

(3)

200,000 RSUs were granted March 9, 2020. 100,000 shares vested immediately, and 100,000 shares vested on the first anniversary of the grant date. The shares will be delivered in satisfaction of the vested portion of this award upon the earlier of Ms. Farrell’s cessation of service or a corporate transaction. This amount reflects the grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. See Note 2 Summary of Significant Accounting Policies, in our Form 10-K for the fiscal year ended July 31, 2020, for the assumptions used in the valuation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our NEOs as of July 31, 2020.

		Option Awards				Stock Awards
	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Joseph Michael Redmond	12/7/17	15,000,000	(1)	$0.25	12/7/27	–		–
Christine M. Farrell	3/9/20	–		–	–	100,000	(2)	$48,000

________________________

(1)  Mr. Redmond was granted an option to purchase 15 million shares of our common stock at an exercise price of $0.25 per share in 2017, which would vest based on the achievement of certain performance milestones. These options were canceled in September 2020 as it was determined that the milestones would not be met.

(2) Ms. Farrell’s RSUs vested on March 9, 2021.

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Fiscal 2020 Base Salaries

For the fiscal 2020 year, Mr. Redmond’s base salary was $180,000. Ms. Farrell served as a part-time consultant during fiscal 2020, earning fees at a rate of $5,000 per month.

Fiscal 2020 Incentive Programs

We did not have an annual incentive program in place for fiscal 2020.

We granted Ms. Farrell a restricted stock unit award on March 9, 2020 for 200,000 shares of our common stock, which vested 50% on the date of grant and 50% on the first anniversary thereof. Generally, the shares will be delivered in satisfaction of the vested portion of this award upon the earlier of Ms. Farrell’s cessation of service or a corporate transaction.

Contractual Arrangements

Mr. Redmond

Upon joining the Company, Mr. Redmond had a written employment agreement for an initial three-year term, that commenced on December 7, 2017, which provides for the following compensation terms for Mr. Redmond. Pursuant to the employment agreement, Mr. Redmond will initially receive a base salary of $120,000 per year, subject to increases after certain Company milestones are obtained. Under the employment agreement, Mr. Redmond is eligible to earn a performance-based cash incentive bonus between 100% to 200% of his then-current salary. Mr. Redmond’s agreement provided for the initial grant of certain equity incentives, including restricted stock and options. The options were to vest upon achieving certain revenue milestones. The milestones were not met, and the options were cancelled in September 2020.

In addition, the employment agreement provides for certain payments and benefits in the event of a termination of Mr. Redmond’s employment under specific circumstances. If, during the term of the agreement, his employment is terminated by us other than for “cause,”, he would be entitled to continuation of his base salary at the rate in effect immediately prior to the termination date for the 18 months following the termination date. Any bonus compensation earned as of the termination date shall be paid to Executive pursuant to the bonus payment schedule.

Under the Agreement, “Cause” means generally a conviction in a court of law by Executive for theft or embezzlement of property of the Company and/or conviction by Executive of a felony crime resulting in a material injury to the businesses, properties of the Company or any of its affiliates.

The term of the agreement ended in December 2020.

On January 21, 2021, the Board and Mr. Redmond entered into an employment agreement (the “Agreement”) for a three-year term, subject to one year renewals. Pursuant to the Agreement, Mr. Redmond receives an initial base salary of $300,000 per year, subject to an increase to $360,000 once the Company has obtained a total of $5,000,000 in funding. Mr. Redmond is eligible to participate in our performance-based cash incentive bonus program. Mr. Redmond has accrued $183,846 in unpaid salary as of May 26, 2021, which will be paid at a future date in either cash or common stock. Mr. Redmond is eligible to receive a bonus for each calendar year during the term of the Agreement, of between 50% and 150% of Base Salary, commencing with the 2021 calendar year, based on the attainment of individual and corporate performance goals and targets established by mutual agreement between the Board and Mr. Redmond prior to January 31st of each calendar year. In connection with this Agreement, Mr. Redmond was granted RSUs covering 3,000,000 shares of our common stock, vesting in equal monthly installments over 36 months, with accelerated vesting upon a change in control.

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In addition, the Agreement provides for certain payments and benefits in the event of a termination of Mr. Redmond’s employment under specific circumstances. If, during the term of the Agreement, his employment is terminated by us other than for “cause,” or he resigns for “good reason”, he would be entitled to continuation of his base salary at the rate in effect immediately prior to the termination date for the greater of (x) the time remaining in the current term (i.e. the initial term or a subsequent term) or (y) 24 months following the termination date (the “Severance Period”). The Company will continue to pay for Mr. Redmond’s health and dental coverage for the shorter of (x) the severance period or (y) the maximum period permissible under COBRA. In addition, he would receive eighty percent (80%) percent of the maximum amount of his annual bonus for the calendar year in which the termination occurs, paid generally at the same time as other executives receive their bonuses. The Company will also assign any outstanding life insurance policies on Mr. Redmond’s life to Mr. Redmond, provided that he continue to pay applicable premiums to continue coverage. The unvested portion of any outstanding options or restricted stock units will vest upon such termination of employment.

Under the Agreement, “Cause” means generally that Mr. Redmond (x) pleads guilty or is convicted of a felony, in connection with the performance of his obligations to the Company, which materially and adversely affects his ability to perform such obligations, or (y) the commission and conviction by Mr. Redmond of an act of fraud or embezzlement against the Company.

“Good Reason” means generally the material breach by the Company of the Agreement; a reduction in base salary or benefits; a diminution of title or responsibilities; a change in the reporting line such that Mr. Redmond no longer reports directly to the Board; the assignment to Mr. Redmond of duties not commensurate with his position as CEO; a failure by the Company to reappoint Mr. Redmond to a position held prior to a change in control; elimination by the Company of equity-based compensation without providing equivalent substitutes thereunder; the substantial diminution of Mr. Redmond’s fringe benefits; the mandatory relocation of Mr. Redmond’s principal residence in order to continue to serve as CEO; or the failure by the Company to require a successor entity to assume the Agreement.

Under the Agreement, Mr. Redmond is generally subject to a non-compete and non-solicit during his employment and for the duration of the Severance Period.

Ms. Farrell

On April 19, 2019, the Company entered into a consulting agreement with Ms. Christine M. Farrell, to provide bookkeeping and accounting services for a one-year term, subject to renewals. As full compensation for the work performed by under the consulting agreement, the Company granted Ms. Farrell one-hundred thousand (100,000) shares of Odyssey common stock. The agreement was amended in August 2019, to include payments of $5,000 per month and a one-time grant of two-hundred thousand (200,000) RSUs, 100,000 units vesting immediately and 100,000 vesting in one year.

On January 21, 2021, the Board and Ms. Farrell entered into an employment agreement (the “CFO Agreement”) for a three-year term, as Chief Financial Officer, subject to one year renewals. Ms. Farrell will initially receive a base salary of $120,000 per year, subject to an increase to $200,000 once the Company has obtained a total of $5,000,000 in funding. Ms. Farrell is eligible to receive a bonus for each calendar year during the term of the Agreement of up to 20% of base salary, commencing with the 2021 calendar year, based on the attainment of individual and corporate performance goals and targets established by the Board. In connection with the CFO Agreement, Ms. Farrell was granted RSUs covering 1,000,000 shares of our common stock, vesting in equal monthly installments over 36 months, with accelerated vesting upon a change in control.

In addition, the CFO Agreement provides for certain payments and benefits in the event of a termination of Ms. Farrell’s employment under specific circumstances. If, during the term of the CFO Agreement, her employment is terminated by us other than for “cause,” or she resigns for “good reason,” she would be entitled to continuation of her base salary at the rate in effect immediately prior to the termination date for the greater of (x) the time remaining in the current term (i.e. the initial term of a subsequent term) or (y) 6 months following the termination date (the “CFO Severance Period”). The Company will continue to pay for Ms. Farrell’s health and dental coverage for the shorter of (x) the severance period or (y) the maximum period permissible under COBRA. In addition, she would receive eighty percent (80%) percent of the maximum amount of her annual bonus for the calendar year in which the termination occurs, paid generally at the same time as other executives receive their bonuses. The Company will also assign any outstanding life insurance policies on Ms. Farrell’s life to Ms. Farrell, provided that she continue to pay applicable premiums to continue coverage. The unvested portion of any outstanding options or restricted stock units will vest upon such termination of employment.

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Under the Agreement, “Cause” means generally that Ms. Farrell (x) pleads guilty or is convicted of a felony, in connection with the performance of her obligations to the Company, which materially and adversely affects her ability to perform such obligations, or (y) the commission and conviction by Ms. Farrell of an act of fraud or embezzlement against the Company.

“Good Reason” means generally the material breach by the Company of the CFO Agreement; a 20% reduction in base salary; a failure by the Company to reappoint Ms. Farrell to a position held prior to a change in control; elimination by the Company of equity-based compensation without providing equivalent substitutes thereunder; the substantial diminution of Mr. Redmond’s fringe benefits; the mandatory relocation of Ms. Farrell’s principal residence in order to continue to serve as CEO; or the failure by the Company to require a successor entity to assume the CFO Agreement.

Under the Agreement, Ms. Farrell is generally subject to a non-compete and non-solicit during her employment and for the duration of the Severance Period.

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PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In Proposal 2, we are asking stockholders to approve, on a non-binding, advisory basis, a resolution approving our executive compensation as reported in this Proxy Statement.

We urge stockholders to read the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program has supported and contributed to our recent and long-term success and the creation of long-term stockholder value; and that these programs are effective in helping us attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding, advisory resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the named executive officers of Odyssey, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Board and Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION

APPROVING ODYSSEY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain. A frequency vote similar to this will occur at least once every six years.

After careful consideration of the frequency alternatives, the Board believes that conducting a non-binding advisory vote on executive compensation every one year (annually) is appropriate for us and our stockholders at this time. The Board believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is also consistent with our policy of reviewing our executive compensation annually. Therefore, we believe an annual vote would be the best governance practice for us at this time.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

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PROPOSAL NO 4:

TO APPROVE THE Amended and Restated 2021 Omnibus Stock Incentive Plan

On June 30, 2021, our Board approved the Amended and Restated 2021 Omnibus Stock Incentive Plan, subject to stockholder approval, and directed that the Amended and Restated 2021 Omnibus Stock Incentive Plan be submitted to our stockholders for their approval at the annual meeting. If approved by our stockholders, the Amended and Restated 2021 Omnibus Stock Incentive Plan will become effective as of the date of approval. If this proposal is not approved by our stockholders, the Amended and Restated 2021 Omnibus Stock Incentive Plan will not become effective.

The purposes of the Amended and Restated 2021 Omnibus Stock Incentive Plan are to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity; and provide them with an opportunity to share in the growth and value of the Company. The Board believes that the Amended and Restated 2021 Omnibus Stock Incentive Plan and the number of shares available for grant under the Amended and Restated 2021 Omnibus Stock Incentive Plan are important to allow us to attract, motivate, reward and retain the talent critical to achieving our business goals.

The Company does not currently maintain a stockholder approved equity incentive plan. The Company previously maintained a Board-approved option plan, the Employee Stock Option Plan of Odyssey Group International, Inc. (the “2019 Plan”), which it terminated on June 30, 2021. Other than one option award that was granted prior to the termination of the 2019 Plan and remains outstanding thereunder, most of the Company’s outstanding equity incentive awards are stand-alone equity awards (i.e. not governed by an equity incentive plan). If the Company up-lists its common stock on The Nasdaq Stock Market (“Nasdaq”), however, the Company will generally no longer be permitted to grant stand-alone equity awards without stockholder approval of each grant, which would be burdensome and impractical. Therefore, if the Amended and Restated 2021 Omnibus Stock Incentive Plan is not approved before the Company up-lists its common stock to Nasdaq, the Company will be impeded from making equity grants (unless otherwise permitted by Nasdaq rules in specific circumstances), which could potentially result in the loss of employees and difficulties in recruiting new employees. In that case, the Company will become increasingly reliant on cash-based compensation, which will deplete the Company’s finite cash resources. If the Amended and Restated 2021 Omnibus Stock Incentive Plan is approved, the Company intends to cease making stand-alone equity awards (unless otherwise permitted by Nasdaq rules in specific circumstances). If the Company does not up-list its common stock on Nasdaq, the Company reserves the right to continue to issue equity awards outside of the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Summary of the Amended and Restated 2021 Omnibus Stock Incentive Plan

The principal provisions of the Amended and Restated 2021 Omnibus Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the actual Amended and Restated 2021 Omnibus Stock Incentive Plan proposed in this proxy statement, a copy of which is attached as Appendix A.

Administration

The Amended and Restated 2021 Omnibus Stock Incentive Plan vests broad powers in a committee to administer and interpret the Amended and Restated 2021 Omnibus Stock Incentive Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the Amended and Restated 2021 Omnibus Stock Incentive Plan. Our Board will designate the Compensation Committee as the committee authorized to administer the Amended and Restated 2021 Omnibus Stock Incentive Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; and determine the type, size and terms and conditions of such awards. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Exchange Act.

In order to comply with foreign law or the listing requirements of any foreign securities exchange, the Compensation Committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Subject to any stockholder approval required under applicable law or exchange listing requirements, the Board may amend or terminate the Amended and Restated 2021 Omnibus Stock Incentive Plan at any time. If the Company up-lists its common stock on Nasdaq, current Nasdaq listing requirements would require stockholder approval for an amendment to the Amended and Restated 2021 Omnibus Stock Incentive Plan materially increasing the number of shares issuable thereunder.

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Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the plan. As of July 23, 2021, the Company employed or engaged approximately four employees, four non-employee directors, and 13 consultants and service providers, each of whom would be eligible to participate in the Amended and Restated 2021 Omnibus Stock Incentive Plan. Participants will be selected in the discretion of the Compensation Committee.

Vesting

The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Compensation Committee’s discretion.

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Amended and Restated 2021 Omnibus Stock Incentive Plan in connection with awards is 20,000,000 (“Share Pool”). The maximum aggregate number of shares under the Amended and Restated 2021 Omnibus Stock Incentive Plan that may be issued in respect of incentive stock options is also 20,000,000.

If any award granted under the Amended and Restated 2021 Omnibus Stock Incentive Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the Amended and Restated 2021 Omnibus Stock Incentive Plan. However, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will not again become available for re-issuance under the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Share Pool.

The market value of a share of our common stock as of July 22, 2021 was $0.57.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the Amended and Restated 2021 Omnibus Stock Incentive Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the Amended and Restated 2021 Omnibus Stock Incentive Plan or outstanding awards, in each case as it deems to be equitable.

Non-Employee Director Limits

Beginning with the 2022 fiscal year, the aggregate amount of equity and cash compensation payable to a non-employee director with respect to a fiscal year for his or her service as a director may not exceed $750,000 (or $1,000,000, in the case of a newly appointed or newly elected non-employee director’s first fiscal year of service with us). This director compensation limit will not apply to (i) compensation earned by a non-employee director solely in his or her capacity as chairman of the Board or lead independent director, (ii) compensation earned by a non-employee director for services he or she performs outside of his or her role as a non-employee director (i.e. as an advisor or consultant), or (iii) compensation awarded by the Board to a non-employee director in extraordinary circumstances, as determined by the Board in its discretion, so long as, in each case, the non-employee director does not participate in the decision to award him- or herself the additional compensation.

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Types of Awards

The Amended and Restated 2021 Omnibus Stock Incentive Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) cash or other stock-based awards.

Stock Options.   An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to our employees or the employees of our parent or subsidiary corporations. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the option holder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates service with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause (as defined in the Amended and Restated 2021 Omnibus Stock Incentive Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights which we have not yet issued will be forfeited and we will refund to the participant the exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of service shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture and transfer restrictions during a specified restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

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Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash or other Stock Based Awards.   Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.

Change in Control

In the event of a change in control (as defined in the Amended and Restated 2021 Omnibus Stock Incentive Plan), the Compensation Committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control.

Repricing

Neither the Board nor the Compensation Committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the Amended and Restated 2021 Omnibus Stock Incentive Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the Amended and Restated 2021 Omnibus Stock Incentive Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Amended and Restated 2021 Omnibus Stock Incentive Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Amended and Restated 2021 Omnibus Stock Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Amended and Restated 2021 Omnibus Stock Incentive Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including estate or gift taxes or possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

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Under the Internal Revenue Code of 1986, as amended (“Code”) as currently in effect, a grant under the Amended and Restated 2021 Omnibus Stock Incentive Plan of options, stock appreciation rights, restricted stock or RSUs generally would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the Amended and Restated 2021 Omnibus Stock Incentive Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights.   Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock. Unless the participant makes a special tax election to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Miscellaneous

Generally, awards granted under the Amended and Restated 2021 Omnibus Stock Incentive Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the Compensation Committee may authorize the withholding of shares subject to the award to satisfy required tax withholding. The Amended and Restated 2021 Omnibus Stock Incentive Plan will expire ten years after it becomes effective.

New Plan Benefits

If the Amended and Restated 2021 Omnibus Stock Incentive Plan is approved by stockholders, awards under the Amended and Restated 2021 Omnibus Stock Incentive Plan will be determined by the Compensation Committee in its discretion, and except as described below, it is therefore not possible to predict the number, name or positions of persons who will benefit from the Amended and Restated 2021 Omnibus Stock Incentive Plan, if it is approved by stockholders, or the terms of any such benefits.

As described under “Director Compensation” above, our current practice is to grant each Non-Employee Director an annual RSU award of 500,000 shares of our common stock. Our Board has approved such grants for 2021 under the Amended and Restated 2021 Omnibus Stock Incentive Plan for all non-employee directors serving as of immediately following the Annual Meeting, other than Mr. Richardson (who received an initial RSU grant in May of 2021 upon joining the Board), contingent upon our stockholders approving the Amended and Restated 2021 Omnibus Stock Incentive Plan. In the event that the Amended and Restated 2021 Omnibus Stock Incentive Plan is not approved at the Annual Meeting, these Director grants will be made outside of the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Amended and Restated 2021 Omnibus Stock Incentive Plan

Name and Position	Number of Units
Michael Redmond, CEO	–
Christine Farrell, CFO	–
Executive Group	–
Non-Executive Director Group	1,500,000(1)
Non-Executive Officer Group	–

(1) The dollar value of the Director grants will be determined on the date of grant (the date of our Annual Meeting), based on the fair market value of our common stock on such date.

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Equity Compensation Plan Information

The following table shows the total number of shares of Common Stock that were subject to outstanding RSUs and stock options as of July 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b) (1)	(c)
Equity compensation plans approved by stockholders	–	–	–
Equity compensation plans not approved by stockholders	22,100,000	$0.26	–
Total	22,100,000	$0.26	–

(1) Of the awards reflected in the table, only option awards have an exercise price, and therefore the weighted average exercise price takes into account only the option awards included in the table.

Our 2019 Plan, not approved by stockholders, initially reserved 15 million shares for issuance. As of July 31, 2020, only one option, with respect to 50,000 shares, was outstanding under the 2019 Plan. No options were granted under the 2019 plan in fiscal 2021. In June of 2021, the Company terminated the 2019 Plan, such that no future grants will be made thereunder.

The remainder of the awards included in the table above are stand-alone awards. Mr. Redmond has a right to receive 5,300,000 shares of common stock, which is included in the table above and is subject to an agreement with the Board of Directors. As noted above, Mr. Redmond had an outstanding option to acquire 15,000,000 shares in the Company based on the achievement of certain milestones, which was canceled in September of 2020 when it was determined that the milestones would not be achieved. The other grants are outstanding restricted stock unit grants as of July 31, 2020, awarded to directors, officers and consultants. Generally, shares are delivered with respect to the vested portion of these restricted stock unit awards upon the grantee’s cessation of service.

Grant Activity After July 31, 2020

In January 2021, we issued an RSU covering 3,000,000 shares of our common stock to Mr. Redmond and an RSU covering 1,000,000 shares to Ms. Farrell, which vest equally over 36 months from the grant date. In addition, we issued an aggregate of 1,375,000 other RSUs during fiscal 2021, to directors, consultants and members of our Sports Advisory Board and Scientific Advisory Board. We also issued a stock option to acquire 1,000,000 shares to Dr. Jacob Vanlandingham in fiscal 2021.

Vote Required

The Company intends that the proxy in the form presented will be voted, unless otherwise indicated, for the approval of the Amended and Restated 2021 Omnibus Stock Incentive Plan. If no instructions are indicated on such proxy, the shares will be voted “FOR” the approval of the Amended and Restated 2021 Omnibus Stock Incentive Plan.

Approval of the Amended and Restated 2021 Omnibus Stock Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION

TO APPROVE THE AMENDED AND RESTATED 2021 OMNIBUS STOCK INCENTIVE PLAN.

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PROPOSAL NO. 5:

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS

We are seeking stockholder approval to grant the Board discretionary authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than two shares and not more than 30 shares, into one share of Common Stock at any time prior to January 31, 2022 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock or Preferred Stock or the relative voting power of our stockholders. The number of authorized shares will not be reduced. The number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if effected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved, and recommended seeking stockholder approval of this Reverse Split Proposal, on May 27, 2021.

Even if the stockholders approve the Reverse Split Proposal, we reserve the right not to effect any reverse stock split if the Board does not deem it to be in the best interests of our stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our stockholders. If this Reverse Split Proposal is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect a reverse stock split.

The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of Common Stock issued under the Company's Amended and Restated 2021 Omnibus Stock Incentive Plan, as well warrants, convertible notes, and equity line of credit. Under these plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). Our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect a reverse stock split.

Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would increase the price of our Common Stock which would, among other things, help us to:

•	Meet certain listing requirements of the NASDAQ Capital Market;

•	Appeal to a broader range of investors to generate greater investor interest in the Company; and

•	Improve the perception of our Common Stock as an investment security.

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Meet Listing Requirements - Our Common Stock is listed on the OTCQB (ODYY). The Board’s intention to seek uplisting to the NASDAQ Capital Market. In order to list on such an exchange, the stock price would need to be a minimum of $4.00 per share.

Improve the Perception of Our Common Stock as an Investment Security - Our Board believes that effecting the reverse stock split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an independent medical device company, we believe that we may be particularly sensitive to this type of negative public perception and, if this Reverse Split Proposal is approved, our Board would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders.

The current economic environment in which we operate, the debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our stockholders approve this Reverse Split Proposal and the Board elects to effect a reverse stock split, our issued and outstanding shares of Common Stock, for example, would decrease at a rate of approximately one (1) share of Common Stock for every ten (10) shares of Common Stock currently outstanding in a one-for-ten split. The reverse stock split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to maintain the required minimum per share price of the Common Stock under the NASDAQ listing standards noted above.

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Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of July 23, 2021:

	Current	After Reverse Split if 1:2 Ratio is Selected	After Reverse Split if 1:30 Ratio is Selected
Authorized Common Stock	500,000,000	500,000,000	500,000,000

Common Stock issued and outstanding	81,891,168	40,945,584	2,729,706

Common Stock Warrants issued and outstanding	4,739,834	2,369,917	157,994

Common Stock issuable upon exercise of outstanding stock options, and settlement of stock and stock unit awards	13,450,000	6,725,000	448,333

Common Stock reserved for issuance for future grants under 2021 Omnibus Stock Plan	20,000,000	10,000,000	666,667

Common Stock available for issuance upon conversion of 8.00% Convertible Notes due February 5, 2022	1,134,000	567,000	37,800

Common Stock authorized but unissued and unreserved/unallocated	378,784,998	189,392,499	12,626,167

Authorized Preferred Stock	100,000,000	100,000,000	100,000,000

Although a reverse stock split would not have any dilutive effect on our stockholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require stockholder approval, and our Board generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock - A reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion of our outstanding stock options and Convertible Notes in proportion to the reverse stock split ratio. The exercise price of outstanding options and conversion price of our Convertible Notes would increase, likewise in proportion to the reverse stock split ratio.

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Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Amended and Restated 2021 Omnibus Stock Incentive Plan - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

In addition, a reverse stock split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its stockholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company's current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our stockholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our stockholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Certificate of Incorporation with the Secretary of the State of Nevada at such time as our Board had determined as the appropriate effective time for the reverse stock split to effect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Common Stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-two (1:2) or not more than one-for-thirty (1:30), as selected by our Board and set forth in the certificate of amendment.

For example, if a stockholder presently holds 100 shares of our Common Stock, he or she would hold 50 shares of Common Stock following a one-for-two reverse stock split, or three shares of Common Stock following a one-for-thirty reverse stock split, in each case with an additional amount of cash in lieu of fractional shares as described below under “Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders would be notified that the reverse stock split had been effected.

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Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares (including fractional shares) of Common Stock held following the reverse stock split.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, stockholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO BY THE TRANSFER AGENT. SHORTLY AFTER THE REVERSE STOCK SPLIT THE TRANSFER AGENT WILL PROVIDE REGISTERED STOCKHOLDERS WITH INSTRUCTIONS AND A LETTER OF TRANSMITTAL FOR CONVERTING OLD CERTIFICATES INTO NEW CERTIFICATES. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER OLD CERTIFICATES TO THE TRANSFER AGENT (ACTING AS EXCHANGE AGENT IN CONNECTION WITH THE REVERSE STOCK SPLIT) IN ORDER TO AVOID HAVING SHARES BECOME SUBJECT TO ESCHEAT LAWS.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the product of: (i) the average of the closing prices of our common stock on the OTC Markets or other principal market of our common stock, as applicable, for the five consecutive trading days immediately preceding the effective date of the reverse stock split and (ii) the reverse split factor chosen by the Board. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

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Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The par value of our Common Stock would remain unchanged at $0.001 per share, if a reverse stock split is effected.

The Company's stockholders' equity in its consolidated balance sheet would not change in total. However, the Company's stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders' equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a reverse stock split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a reverse stock split.

A reduction in stated capital will, under Nevada law, create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.

Potential Anti-Takeover Effect

Even though a potential reverse stock split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the reverse stock split to the Company and to stockholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company's common stock, you should consult your tax advisor regarding the tax consequences of the reverse stock split.

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The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the reverse stock split. The state and local tax consequences of the reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that the reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the reverse stock split. In addition, we do not expect the reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders. Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder's aggregate tax basis in the Common Stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder's aggregate tax basis in the Common Stock exchanged in the reverse stock split. In addition, each stockholder's holding period for the Common Stock it receives in the reverse stock split should include the stockholder's holding period for the Common Stock exchanged in the reverse stock split.

In general, a stockholder who receives cash in lieu of a fractional share of Common Stock pursuant to the reverse stock split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the reverse stock split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder's holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Special Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter is required for approval of the Reverse Split Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 31, 2022, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF OUR BOARD OF DIRECTORS

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PROPOSAL NO. 6:

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE ITS NAME TO ODYSSEY HEALTH, INC.

On July 13, 2021, the Board unanimously adopted a resolution to amend, and to recommend that the stockholders approve, an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from “Odyssey Group International, Inc.” to “Odyssey Health, Inc.”

The proposed changes to Article One of our Amended and Restated Articles of Incorporation are set forth below with additions indicated by underlining and deletions by strike out:

“The name of the Corporation is ~~Odyssey Group International, Inc.~~ Odyssey Health, Inc. (the “Corporation”).”

REASONS FOR NAME CHANGE

New Name Marks New Phase in Continuing Diversification

The new name provides a more flexible platform positioned for future growth, supporting continued diversification across the healthcare industry.

EFFECTS OF NAME CHANGE

If the stockholders approve the proposed amendment to our Amended and Restated Articles of Incorporation, the amendment will become effective upon the filing of a certificate of amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which would be filed shortly after the Annual Meeting. While the name change will cause us to incur certain modest costs, the Board believes that any potential confusion and costs associated with the name change will be minimal and will be outweighed by the benefits of the name change.  The name change will not have any effect on the rights of our existing stockholders. Changing our name will not affect the validity or transferability of stock certificates presently outstanding, and the Company’s stockholders will not be required to exchange any certificates presently held by them. In the future, new stock certificates will be issued reflecting the new name.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter is required for approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE AN AMENDMENT TO THE Amended and RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE ITS NAME TO ODYSSEY HEALTH, INC.

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PROPOSAL NO. 7:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2021

The Audit Committee has appointed Turner, Stone & Company, LLP (“Turner Stone”) as our independent registered public accounting firm to audit our consolidated financial statements and internal controls over financial reporting for the year ending July 31, 2021. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

Turner Stone has served as our independent registered public accounting firm since October 2020. A representative of Turner Stone is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Turner Stone if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Turner Stone to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Turner Stone, our Audit Committee has restricted the non-audit services that Turner Stone may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor.” Under these policies, with Audit Committee pre-approval, we may use Turner Stone for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; employee benefit plan audits; and reviews and procedures that we engage Turner Stone to undertake to provide assurances on matters not required by laws or regulations.

Piercy Bowler Taylor & Kern, Certified Public Accountants, (“PBTK”) was our independent registered public accounting firm until they were acquired by acquired by BDO USA, LLP (“BDO”) in July 2020, at which point BDO was appointed our independent registered public accounting firm, until BDO was replaced and Turner Stone was appointed in October 2020. No fees were paid to BDO or Turner Stone for professional audit or other services during the fiscal year ended July 31, 2020. The following table summarizes the aggregate fees for professional audit and other services rendered by PBTK during the fiscal years ended July 31, 2020 and 2019.

	Fiscal	Fiscal
	2020	2019
Audit fees (1)	$65,914	$60,430
Audit-related fees	–	–
Taxation services	–	–
Accounting and other services	–	–
Total	$65,914	$60,430

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

All of the services performed by PBTK in 2020 and 2019 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform. Generally, pre-approval is provided at regularly scheduled committee meetings; however, the authority to pre-approve services between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, subject to formal approval by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter is required for approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF TURNER, STONE & COMPANY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from our executive officers, directors and 10% stockholders, we believe that all Section 16(a) filing requirements attributable to Odyssey were timely made with respect to the fiscal year ended July 31, 2020; except for the following:

•	Form 3 for Jeffrey Conroy reporting the grant of RSUs for 500,000 shares of our common stock upon becoming a director on August 28, 2019, which was filed on December 9, 2020.

•	Form 3 for Jerome H. Casey reporting the grant of RSUs for 500,000 shares of our common stock upon becoming a director on September 20, 2019, which was filed on December 9, 2020.

•	Form 3 for John P. Gandolfo reporting the grant of RSUs for 500,000 shares of our common stock upon becoming a director on October 23, 2019, which was filed on December 9, 2020.

•	Form 3 for Christine M. Farrell reporting the grant of 100,000 shares of common stock and RSUs for 200,000 shares of our common stock on March 9, 2020, which was filed on November 4, 2020.

CODE OF ETHICS

We have adopted the Odyssey Group International, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.odysseygi.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614, Attn: Corporate Secretary.

ANTI-HEDGING POLICY

We have adopted the Odyssey Group International, Inc. Anti-Hedging Policy (the “AHP”), which applies to all of our directors, officers and employees. You can view the AHP on our website at www.odysseygi.com. A copy of the AHP will be provided in print without charge to all interested parties who submit a request in writing to Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614, Attn: Corporate Secretary.

HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies upon oral or written request. If you wish to receive separate copies in the future, please contact our Corporate Secretary at Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614, or by phone at (619) 832-2900. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended July 31, 2020. Written requests should be mailed to Odyssey Group International, Inc., 2372 Morse Avenue, Irvine, CA 92614, Attn: Corporate Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

/s/ Joseph Michael Redmond
Joseph Michael Redmond President and Chief Executive Officer

Irvine, CA

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APPENDIX A

Odyssey GROUP INTERNATIONAL, INC.

AMENDED AND RESTATED 2021 omnibus stock INCENTIVE PLAN

Section 1.              Purpose; Definitions. The purposes of the Odyssey Group International, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Odyssey Group International, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)            “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)           “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)           “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(d)           “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)            “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g)           “Cause” means (i) the Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that the Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) the Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of the Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(h)           “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “Change in Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

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(i)             “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)             “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(k)            “Director” means a member of the Board.

(l)             “Disability” means a condition rendering a Participant Disabled.

(m)           “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p)           “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)           “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r)            “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)           “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)            “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(u)           “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(v)           “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w)           “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(x)            “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(y)           “Shares” means shares of the Company’s common stock, par value $0.001, subject to substitution or adjustment as provided in Section 3(d) hereof

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(z)            “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(aa)          “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.             Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)            select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)            determine the type of Award to be granted;

(c)            determine the number of Shares, if any, to be covered by each Award;

(d)           establish the other terms and conditions of each Award; and

(e)            modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.              Shares Subject to the Plan.

(a)            Shares Subject to the Plan. Subject to adjustment as provided in Section 3(d) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 20,000,000 (the “Plan Limit”). Subject to adjustment as provided in Section 3(d) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 20,000,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

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(b)           Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(c)            Shares Withheld in Satisfaction of Taxes or Exercise Price. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan.

(d)           Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(e)           Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)             cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)            cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)           cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)          cancel any Award in exchange for a substitute award;

(v)            redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)           cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)          take such other action as the Committee determines to be appropriate under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

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Notwithstanding any provision of this Section 3(e), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(e) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(f)             Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(g)            Annual Compensation Limitations for Non-Employee Directors. Beginning with the 2022 fiscal year, the aggregate amount of equity and cash compensation (collectively “Compensation”) payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000 ; provided however, that such amount shall be $1,000,000 for the fiscal year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the fiscal year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the fiscal year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the US Securities Act of 1933, or a successor provision. The Director Limit shall not apply to (i) Compensation earned by a Non-Employee Director solely in his or her capacity as chairman of the Board or lead independent director; (ii) Compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) Compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional Compensation does not participate in the decision to award such Compensation.

Section 4.              Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.             Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)            Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b)            Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

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(c)            Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)            Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value over (b) the Option exercise price, divided by (B) the then current Fair Market Value.

An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)            Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)             Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6               Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.             Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

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(a)            Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)            Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)            Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)           Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.              Restricted Stock.

(a)            Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)            Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)            Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)             During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

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(ii)            While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)           Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.              Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.            Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.           Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

Section 12.            Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13.            Conditions Upon Grant of Awards and Issuance of Shares.

(a)            The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)            No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

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Section 14.           Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.            Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the Fair Market Value on the date of withholding, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.            Liability of Company.

(a)            Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)            Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17.            General Provisions.

(a)            The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b)            The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c)            All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)            Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

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(e)            Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)             The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 18.            Effective Date of Plan. The Plan will become effective upon its approval by the stockholders of the Company in accordance with applicable law (the “Effective Date”).

Section 19.           Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 20.           Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21.            Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Nevada, without regard to the application of the principles of conflicts of laws.

Section 22.            Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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APPENDIX B

SAMPLE PROXY CARD

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D55664 - Z80802 1) Joseph Michael Redmond 2) Jerome H. Casey 3) Jeffrey Conroy 4) John P. Gandolfo 5) Ricky W. Richardson 2. Approve, on an advisory basis, the Company's executive compensation 6. Approve an amendment to Article One of our Amended and Restated Articles of Incorporation for the purpose of changing our name from "Odyssey Group International, Inc . " to "Odyssey Health, Inc . " 7. Ratify the appointment of Turner, Stone & Co . LLP as our independent registered public accounting firm for the year ending July 31 , 2021 3. Approve, on an advisory basis, the frequency of the vote on executive compensation 4. Approve, the Amended and Restated 2021 Omnibus Stock Incentive Plan 5 . Approve, an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one - for - two and not more than one - for - thirty, with the exact ratio to be set within this range by our Board of Directors in its sole discretion, at any time prior to January 31 , 2022 , the implementation and timing of which shall be subject to the discretion of our Board of Directors 1. To elect a Board of Directors, consisting of five members, ! ! ! to serve for a term of one year or until their successors are duly elected and qualified Nominees: For Withhold For All A ll Al l Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below . ODYSSEY GROUP INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposal 2. The Board of Directors recommends you vote 1 year on the following proposal: The Board of Directors recommends you vote FOR proposals 4, 5, 6 and 7. Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ODYSSEY GROUP INTERNATIONAL, INC. 2372 MORSE AVE IRVINE, CA 92614 For Against Abstain ! ! ! For Against Abstain ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www . proxyvote . com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time on [TBD] . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time on [TBD] . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 .

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com D55665 - Z80802 ODYSSEY GROUP INTERNATIONAL, INC. Annual Meeting of Shareholders [TBD] 10:00 am This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Joseph Michael Redmond and Christine M . Farrell, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ODYSSEY GROUP INTERNATIONAL, INC . that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10 : 00 am, EDT on [TBD], and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side

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